UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2016

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1440 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers.
On August 31, 2016, Ashar Aziz notified FireEye, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors, effective immediately. Mr. Aziz’s decision to resign was not the result of any disagreement with the Company. Mr. Aziz had served as a director since founding the Company in February 2004. The Company extends its deepest thanks to Mr. Aziz for his tireless work in bringing his vision to the market, his many years of dedicated service to the Company and the enormous contribution he has made to the Company’s leadership in advanced threat detection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: September 7, 2016	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary